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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2006
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                             Dynacq Healthcare, Inc.
             (Exact name of registrant as specified in its charter)
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           Delaware                      000-21574               76-0375477
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

                       10304 Interstate 10 East, Suite 369
                              Houston, Texas 77029
              (Address of principal executive offices and zip code)

                                 (713) 378-2000
              (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.  Termination of a Material Definitive Agreement

On March 7, 2006, the Purchase and Sale Agreement (the "Agreement") entered into on February 21, 2006 between Vista Hospital of Baton Rouge, LLC dba Vista Surgical Hospital, and Vista Holdings, LLC (collectively, "Sellers"), each an affiliate majority owned and controlled by Dynacq Healthcare, Inc. ("Registrant"), and Physicians Medical Centre of Baton Rouge, LLC, a limited liability company of East Baton Rouge Parish, Louisiana ("Buyer"), to sell the hospital owned by Sellers at 9032 Perkins Road in Baton Rouge, Louisiana, the facility in which it is located, the equipment used therein, a 6,900 square foot office building located nearby and the 20 acres of land on which the facilities are located, was terminated by the Buyer, through no fault of the Sellers. A detailed description of the terms and conditions of the Agreement was reported in the Form 8-K of the Registrant filed with the SEC on February 22, 2006.

The Buyer notified the Sellers in writing on March 7, 2006 that it was with deep regret that they withdrew the Agreement, effective as of that date. No amounts had been deposited into the escrow account provided for in the Agreement, so no penalty amount will be paid to the Sellers as a result of the termination.

The Chairman of the Buyer is a minority investor in Vista Hospital of Baton Rouge, LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Dynacq Healthcare, Inc.

                                            By:  /s/ Philip S. Chan
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                                                 Philip S. Chan,
                                                 Chief Financial Officer

Date: March 8, 2006